Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 29, 2024, with respect to the consolidated financial statements of GLOBALFOUNDRIES Inc., incorporated herein by reference.

/s/ KPMG LLP Singapore September 14, 2026